Final V. 1.0 March 2022 [[5762903]] NOTICE OF RESTRICTED STOCK UNIT AWARD ISOPLEXIS CORPORATION 2021 OMNIBUS INCENTIVE COMPENSATION PLAN Unless otherwise defined herein or in the RSU Award Agreement (as defined below), capitalized terms used in this Notice of Restricted Stock Unit Award (this “Notice of Grant”) shall have the same meanings ascribed to them in the Isoplexis Corporation 2021 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”). SECTION 1. General. The Participant named below has been granted an award of Restricted Stock Units (the “RSUs”), subject to the terms and conditions set forth in the Plan, this Notice of Grant and the Restricted Stock Unit Award Agreement attached hereto as Annex A (the “RSU Award Agreement”). Each RSU represents the right to receive one Share, subject to certain terms and conditions. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company. Participant Name: [●] Address: [●] Total Number of RSUs: [●] Grant Date: [●] SECTION 2. Vesting. The RSUs shall vest on the following vesting dates (each such date, a “Vesting Date”): Twenty-five percent (25%) of the RSUs shall vest on the one-year anniversary of the Grant Date and the remaining seventy-five percent (75%) of the RSUs shall vest in thirty-six (36) equal monthly installments thereafter; provided that the Participant remains continuously in active employment or service with the Company or one of its Affiliates from the Grant Date through the applicable Vesting Date. SECTION 3. Settlement. Except as otherwise provided herein, each vested RSU shall be settled in Shares as soon as practicable (and in no case more than thirty (30) days) after the applicable Vesting Date. SECTION 4. Termination of Service. If, at any time prior to the final Vesting Date, the Participant’s employment or service with the Company and its Affiliates terminates for any reason (including any termination of employment or service by the Participant for any reason, or by the Company and its Affiliates with or without cause), then any unvested RSUs shall be canceled and forfeited immediately and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives, as applicable, shall thereafter have any further rights or interests in such unvested RSUs. SECTION 5. Change of Control. Upon the occurrence of a Change of Control, the Committee may, in its discretion and upon the satisfaction of any such conditions as the

2 [[5762903]] Committee may require, provide that any RSUs held by the Participant, to the extent unvested or still subject to restrictions or forfeiture, shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse, as the case may be, as of immediately prior to such Change of Control and shall be paid out (in cash, securities or other property) within 30 days following such Change of Control or such later date as may be required to comply with Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to the Participant. SECTION 6. Other. (a) The Participant understands that this Notice of Grant is subject to the terms and conditions of both the Plan and the RSU Award Agreement, each of which are incorporated herein by reference. Participant has received and has had an opportunity to review the Plan, the Company’s most recent prospectus that describes the Plan, and the RSU Award Agreement and agrees to be bound by all the terms and provisions of the Plan and the RSU Award Agreement. (b) Unless and until the RSUs have vested in the manner set forth in Section 2, the Participant shall have no right to receive Shares, cash, other securities, other Awards or other property under any such RSUs. Prior to the actual issuance of any Shares, such RSUs will represent an unfunded and unsecured promise of the Company, payable (if at all) only from the general assets of the Company. (c) If the Participant is providing services outside the United States, the Participant acknowledges that (i) the Award and the Shares subject to the Award are not part of normal or expected compensation for any purpose and (ii) the Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares issued upon settlement. (d) By the Participant’s acceptance hereof (whether written, electronic or otherwise), the Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the RSU Award Agreement, this Notice of Grant, account statements, prospectuses, prospectus supplements, annual and quarterly reports, and all other communications and information) whether through the Company’s intranet or the internet site of another such third party or via email, or such other means of electronic delivery specified by the Company. Furthermore, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan, this Notice of Grant and the RSU Award Agreement. (e) The Participant confirms acceptance of this Award by completing, signing and returning the attached signature page to [●]. If the Participant wishes to reject this Award, the Participant must so notify the Company's stock plan administrator in writing to [●] no later than sixty (60) days after the Grant Date. If within such sixty (60) day period the Participant neither affirmatively accepts nor affirmatively rejects this Award, the Participant will be deemed to have accepted this RSU at the end of such sixty (60) day period pursuant to the terms and conditions set forth in this Notice of Grant, the RSU Award Agreement and the Plan.

3 [[5762903]] PARTICIPANT ISOPLEXIS CORPORATION [Participant Name] By: Name: Title:

A-1 [[5762903]] ANNEX A RESTRICTED STOCK UNIT AWARD AGREEMENT ISOPLEXIS CORPORATION 2021 OMNIBUS INCENTIVE COMPENSATION PLAN The Participant has been granted an award of Restricted Stock Units (“RSUs”), subject to the terms, restrictions and conditions of the Isoplexis Corporation 2021 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”), the Notice of Restricted Stock Unit Award (the “Notice of Grant”) and this Restricted Stock Unit Award Agreement (this “Agreement”), including any country-specific terms in the Appendix hereto (the “Appendix”), which constitutes part of this Agreement. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings given to them in the Plan. SECTION 1. Dividend Equivalents. Each RSU shall be credited with dividend equivalents, which shall be withheld by the Company and credited to the Participant’s account. Dividend equivalents credited to the Participant’s account and attributable to a RSU shall be distributed in cash (without interest) to the Participant at the same time as the underlying Share is delivered upon settlement of such RSU and, if such RSU is forfeited, the Participant shall have no right to such dividend equivalents. SECTION 2. Tax Withholding. The vesting and settlement of the RSUs shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. In this regard, the Participant authorizes the Company and its Affiliates to withhold all applicable taxes legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company or its Affiliates. Without limiting the foregoing, the Company shall, unless otherwise determined by the Committee, withhold Shares having a Fair Market Value equal to such tax withholding amount (but not in excess of the applicable individual maximum statutory rate) from the Shares that otherwise would be issued to the Participant when the Participant’s RSUs are settled. SECTION 3. Rights as a Stockholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares underlying the RSUs unless, until and to the extent that (a) the Company shall have issued and delivered to the Participant the Shares underlying the vested RSUs and (b) the Participant’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company. The Company shall cause the actions described in clauses (a) and (b) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with all Applicable Laws. SECTION 4. Incorporation by Reference, Etc. The provisions of the Plan and the Notice of Grant are hereby incorporated herein by reference. Except as otherwise expressly set forth herein or in the Notice of Grant, this Agreement and the Notice of Grant shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The

A-2 [[5762903]] Committee shall have final authority to interpret and construe the Plan, the Notice of Grant and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. Without limiting the foregoing, the Participant acknowledges that the RSUs and any Shares acquired upon settlement of the RSUs are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of the RSUs and any Shares acquired upon settlement of the RSUs. SECTION 5. Compliance with Applicable Laws. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all Applicable Laws as may be required. The Committee shall have the right to impose such restrictions on the RSUs as it deems reasonably necessary or advisable under applicable U.S. Federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and any blue sky or state securities laws applicable to such Shares. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. Federal and state securities law (and any other Applicable Laws) in exercising his or her rights under this Agreement. SECTION 6. Miscellaneous. (a) Waiver. Any right of the Company or its Affiliates contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. (b) Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser: (i) if to the Company, to: Isoplexis Corporation 35 NE Industrial Rd Branford, CT 06405 Attn: [●] (ii) if to the Participant, to the Participant’s home address on file with the Company. Notices may also be delivered to the Participant through the Company's inter-office or electronic mail system, at any time he or she is employed by or provided services to the Company or any of its Affiliates.

A-3 [[5762903]] All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested. (c) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of the Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, the Participant’s beneficiary shall be determined under applicable state law (or other Applicable Laws) if such state law (or other Applicable Laws) does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 6(c). (d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company or any of its Affiliates and their successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant. (e) Appendix. Notwithstanding the provisions of this Agreement, to the extent the Participant is providing services outside the United States, the Award shall be subject to any special terms and conditions set forth in the Appendix, as applicable. To the extent any provision in the Appendix is inconsistent with a provision in the body of this Agreement, the provision in the Appendix shall apply in lieu thereof. Moreover, if the Participant relocates to one of the countries included in the Appendix, the terms and conditions for such country shall apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the RSUs and the Shares issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. (f) Governing Law, Venue and Waiver of a Jury Trial. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. In the event that Section 6(f) of this Agreement is found to be invalid or unenforceable, the Participant and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in the United States District Court for the [●] of [●], or if that court is unable to exercise jurisdiction for any reason, the [●], [●], and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. Additionally, in the event that Section 6(f) of this Agreement is found to be invalid or unenforceable, the Participant hereby waives, to the fullest

A-4 [[5762903]] extent permitted by applicable law, any right he or she may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan. (g) Mediation and Arbitration. If a dispute arises out of or relates to this Agreement or the Plan or the breach thereof, and if the dispute cannot be settled through negotiation, such dispute shall be finally settled by arbitration in [●], before, and in accordance with the rules then obtaining of the [●] in accordance with the commercial arbitration rules thereof. (h) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, any dispute arising out of or relating to this Agreement or the Plan, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided, that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute). (i) Signature and Acceptance. This Agreement shall be deemed to have been accepted and signed by the Participant and the Company as of the Grant Date upon the Participant’s acceptance of the Notice of Grant. (j) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.

A-5 [[5762903]] APPENDIX TO RESTRICTED STOCK UNIT AWARD AGREEMENT ISOPLEXIS CORPORATION 2021 OMNIBUS INCENTIVE COMPENSATION PLAN This Appendix contains additional terms and conditions that govern the RSUs granted under the Plan to a Participant who resides and/or works in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers employment and/or residency after the RSUs are granted, or is considered a resident of another country for local law purposes, the terms and conditions of the RSUs contained herein may not be applicable to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant. Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and that the Participant has had the opportunity to consult with the Participant’s tax or other personal advisor on this matter. Countries1 China2 The Participant acknowledges that the granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to the Applicable Laws in relation to tax and foreign exchange control in the People’s Republic of China (the “PRC” or China”; for the purpose of this Appendix, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan), in particular the Circular on Foreign Exchange Administration of Domestic Individuals Participating in Share Incentive Plans of Foreign Listed Companies [2012] No.7 issued by the State Administration of Foreign Exchange (“SAFE”) of the PRC (such circular, “Circular 7”). The Participant agrees to complete all required filings as required by the Applicable Laws in China, including without 1 Note to IsoPlexis: Please confirm whether grants are anticipated to be made to service providers in any countries other than the United States and China. 2 Note to IsoPlexis: Local counsel to review and provide any terms and conditions with respect to China (e.g., requirements imposed by the State Administration of Foreign Exchange).

A-6 [[5762903]] limitation, filings with the competent levels of SAFE and PRC tax authority, and to take all steps the Committee or the Company determines are reasonably necessary to comply with all Applicable Laws in China.